Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-139381) pertaining to the Trubion Pharmaceuticals, Inc. 2006 Equity Incentive Plan, 2002 Equity Incentive Plan, and 2002 Stock Plan of our report dated March 21, 2007 with respect to the financial statements of Trubion Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.
/S/ ERNST & YOUNG LLP
Seattle, Washington
March 21, 2007